UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2014

US HIGHLAND, INC.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

000-54624

(Commission File Number)

1411 N. 105th East Avenue

Tulsa, Oklahoma 74116

(Address of principal executive offices)

(918)-895-8300

(Issuer's telephone number)

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed on the Form 10-Q for the quarter ended March 31, 2014 filed by US Highland, Inc. (the “Company”) with the Securities and Exchange Commission on May 23, 2014, Mr. John Fitzpatrick, III, who was acting as the chief executive officer and president of the Company, informed the Company that he would not be continuing in his positions with the Company when he was notified that his employment agreement was being terminated in accordance with its terms. The Company understands that Mr. Fitzpatrick has terminated all his positions with the Company, including as the chief financial officer, secretary and as a director.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On July 8, 2014, the Company filed civil actions in the District Court, Tulsa County, State of Oklahoma, against each of John R. Fitzpatrick III, the former principal executive and financial officer of the Company, and Steven “Posie” Pfaff, a former Director of Manufacturing of the Company. The Company alleges that both individuals breached their respective employment agreements with the Company, filed claims with the Oklahoma Department of Labor that were misstated, excessive and erroneous and with respect to Mr. Pfaff, the conversion of personal property owned by the Company. On June 27, 2014, Mr. Fitzpatrick and Mr. Pfaff threatened litigation against the Company and others regarding claims arising under their employment agreements with the Company and other claims against the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US HIGHLAND, INC.

Dated: July 11, 2014	By	/s/ Josh W. Whitaker
Josh W. Whitaker
Interim President and Chief Executive Officer